SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	0-24544	65-0510339
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 SW 12th Avenue

Deerfield Beach, Florida 33442

(Address of principal executive offices)

(954) 375-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 28, 2005, CyberGuard Corporation (the “Company”) issued a press release announcing results for the third quarter of fiscal year ended June 30, 2005. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 28, 2005, the Company filed an amended Quarterly Report on Form 10Q/A with the Securities and Exchange Commission for the quarter ended December 31, 2004 restating its financial statements for such quarter. These quarterly financial statements have been restated as a result of an error relating to the posting of the costs of goods sold to a single customer.

During the course of the preparation of its earnings announcement for the quarter ended March 31, 2005, the Company determined, that the costs of goods sold to a single customer were not automatically posted and such costs were inadvertently excluded from the costs of goods sold on the quarterly financial statements included in the Company’s Quarterly Report on Form 10Q for the quarter ended December 31, 2004. The correction of the error reduced net income for the quarter and six months ended December 31, 2004 by $209,000 but had no impact on the quarterly diluted earnings per share. For the six month period ended December 31, 2004 diluted earnings per share were reduced by $0.01 per diluted share.

The matters described herein were discussed by the Audit Committee of the Board of Directors of the Company with the Company’s independent registered public accountants and with members of the Company’s management. The determination that the financial statements for the quarter ended December 31, 2004 should not be relied upon and should be restated was made by the Company on April 27, 2005.

ITEM 8.01 OTHER EVENTS

The Company estimates that its revenues for the quarter ending June 30, 2005, will be in the range of $16.7 million to $17.2 million. The Company anticipates that its pro forma earnings per diluted share, excluding acquisition related charges, will be between $0.03 to $0.05.

Forward-Looking Statements. Statements regarding estimates, expectations and future prospects contained in the filing are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the state of the U.S. economy, global economic conditions, the Company’s history of losses; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; litigation and the Company’s ability to execute on its business plans. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2004, and other information filed with the Commission.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

As described in Item 2.02 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company dated April 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CyberGuard Corporation

Date: April 28, 2005	By:	/s/ Michael Matte
	Name:	Michael Matte
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated April 28, 2005.